Exhibit 99.1
Ames True Temper Reports Third Quarter Fiscal 2010 Results
CAMP HILL, Pennsylvania, August 5, 2010 — ATT Holding Co., parent of Ames True Temper, Inc., reported today the results of Q3 2010 (thirteen week period ended July 3, 2010).
Third Quarter Fiscal 2010 Results
Net sales for Q3 2010 were $123.4 million, a 5.1% decrease over $130.0 million in Q3 2009 (thirteen week period ended June 27, 2009). Net income for Q3 2010 was $8.3 million, compared to net income of $9.2 million for Q3 2009. Adjusted EBITDA (which is reconciled to net income on the attached table) for Q3 2010 was $22.6 million compared to $16.5 million for Q3 2009.
“Adjusted EBITDA improved again in Q3 as we continue to focus on our initiatives to improve the bottom-line in an economic climate that is still challenging,” stated President and CEO Duane Greenly.
Our revolving loan had a zero balance at July 3, 2010, compared to a balance of $32.0 million at June 27, 2009. Availability under our revolving loan was $87.0 million at July 3, 2010.
“We are proud of the team effort that resulted in achieving a zero balance for the first time on the revolving credit line,” stated CFO Dave Nuti.
Year-to-Date Fiscal 2010 Results
Net sales for YTD 2010 (thirty-nine week period ended July 3, 2010) were $349.1 million, a 4.3% decrease compared to $364.7 million for YTD 2009 (thirty-nine week period ended June 27, 2009). Net income for YTD 2010 was $17.7 million, compared to net income of $1.2 million for YTD 2009. Adjusted EBITDA (which is reconciled to net income on the attached table) for YTD 2010 was $60.7 million compared to $48.8 million for YTD 2009.
Ames True Temper, Inc. is a global provider of non-powered landscaping products that make work easier for homeowners and professionals.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements may include the words “may,” “will,” “plans,” “estimates,” “anticipates,” “believes,” “expects,” “intends” and similar expressions. Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected or assumed in its forward-looking statements. These factors, risks and uncertainties include, among others, the following:
* We depend on a small number of customers for a significant portion of our business;
* Our results of operations may be adversely impacted by macroeconomic events;
* Reliance on third party suppliers and manufacturers may impair our ability to meet customer demands;
* If we are unable to obtain raw materials for our products at favorable prices it could adversely impact our operating performance;
* We are subject to risks associated with our foreign operations;
* We are subject to risks associated with our operations in China;
* Unseasonable weather could have a negative impact on our business and financial results;
* Our lawn and garden sales are highly seasonal which could impact our cash flow and operating results;
* We may not be able to acquire complementary lawn and garden product manufacturers or brands; in addition, our acquisition strategy may negatively impact our operating results, divert management’s attention from operating our core business, and expose us to other risks;
* Our industry is highly competitive and we may not be able to compete successfully;
* Further consolidation in the retail industry may adversely affect our profitability;
* A failure to successfully introduce new products could result in a reduction in sales and floor space at retailers that carry our products;
* The products that we manufacture could expose us to product liability claims;
* Our ability to pay our debt or seek alternative financing may be adversely impacted;
* Environmental health and safety laws, ordinances, and regulations impose risks and costs on us;
* We depend on the service of key individuals, the loss of any of which could materially harm our business;

* Unionized employees could strike or participate in a work stoppage; and
* We may be required to record impairment charges for goodwill, indefinite-lived intangible assets and other long-lived assets.
The Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by or described in the forward-looking statements will occur or, if any of them do, what impact they will have on the business, results of operations and financial condition. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.
CONTACT: Dave Nuti, Chief Financial Officer, +1-717-730-2933,
investor@amestruetemper.com, for Ames True Temper, Inc.

ATT Holding Co.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	July 3,	October 3,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$30,435	$33,609
Trade receivables, net	58,544	42,449
Inventories	103,085	90,305
Prepaid expenses and other current assets	7,429	6,315

Total current assets	199,493	172,678

Property, plant and equipment, net	39,250	44,239
Intangibles, net	52,620	53,681
Goodwill	57,835	57,494
Other noncurrent assets	5,731	6,531

Total assets	$354,929	$334,623

Liabilities and stockholder’s deficit
Current liabilities:
Trade payables	$29,227	$18,214
Accrued interest payable	8,864	5,392
Accrued expenses and other current liabilities	28,960	26,642
Revolving loan	—	17,500
Current portion of long-term debt and capital lease obligations	103	489

Total current liabilities	67,154	68,237

Deferred income taxes	17,490	13,672
Long-term debt	299,931	299,791
Accrued retirement benefits	51,837	51,836
Other liabilities	11,963	12,661

Total liabilities	448,375	446,197
Commitments and contingencies
Stockholder’s deficit:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	111,174	111,168
Predecessor basis adjustment	(13,539)	(13,539)
Accumulated deficit	(149,614)	(167,272)
Accumulated other comprehensive loss	(41,467)	(41,931)

Total stockholder’s deficit	(93,446)	(111,574)

Total liabilities and stockholder’s deficit	$354,929	$334,623

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Thirteen week		Thirteen week
	period ended		period ended
	July 3, 2010		June 27, 2009
Net sales	$123,360	100.0%	$130,036	100.0%

Cost of goods sold	80,813	65.5%	96,362	74.1%

Gross profit	42,547	34.5%	33,674	25.9%

Selling, general and administrative expenses	24,803	20.1%	21,843	16.8%
Loss on disposal of fixed assets	128	0.1%	599	0.5%
Amortization of intangible assets	300	0.2%	302	0.2%
Impairment charges	300	0.2%	451	0.3%

Operating income	17,016	13.8%	10,479	8.1%

Interest expense	6,630	5.4%	7,085	5.4%
Other income	(790)	-0.6%	(6,793)	-5.2%

Income before income taxes	11,176	9.1%	10,187	7.8%

Income tax expense	2,925	2.4%	941	0.7%

Net income	$8,251	6.7%	$9,246	7.1%

ATT Holding Co.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Thirty-nine week		Thirty-nine week
	period ended		period ended
	July 3, 2010		June 27, 2009
Net sales	$349,138	100.0%	$364,663	100.0%

Cost of goods sold	237,619	68.1%	268,301	73.6%

Gross profit	111,519	31.9%	96,362	26.4%

Selling, general and administrative expenses	64,474	18.5%	62,143	17.0%
(Gain) loss on disposal of fixed assets	(29)	0.0%	901	0.2%
Amortization of intangible assets	909	0.3%	911	0.2%
Impairment charges	300	0.1%	927	0.3%

Operating income	45,865	13.1%	31,480	8.6%

Interest expense	20,112	5.8%	22,420	6.1%
Other expense	1,102	0.3%	5,643	1.5%

Income before income taxes	24,651	7.1%	3,417	0.9%

Income tax expense	6,993	2.0%	2,242	0.6%

Net income	$17,658	5.1%	$1,175	0.3%

ATT Holding Co.
Reconciliation of Net Income to Adjusted EBITDA & Target EBITDA
(In thousands)
(Unaudited)

	Thirteen week	Thirteen week
	period ended	period ended
	July 3, 2010	June 27, 2009
Net income	$8,251	$9,246

Depreciation of property, plant and equipment	3,173	3,882
Amortization of intangible assets	300	302
Interest expense	6,630	7,085
Income tax expense	2,925	941

EBITDA (a)	21,279	21,456

Adjustments to EBITDA:
Equity sponsor fees and other expenses (b)	1,207	569
Impairment charges (c)	300	451
Loss on disposal of fixed assets (d)	128	599
Net unrealized gains (e)	(320)	(6,533)

Adjusted EBITDA (a)	22,594	16,542

Adjustments to Adjusted EBITDA:
Idle facility expenses (f)	1,194	742
Merger and acquisition related expenses (g)	1,301	—
Liability insurance for discontinued products (h)	159	159
Net realized gains (i)	(470)	(263)
Other	3	449

Target EBITDA (a)	$24,781	$17,629

(a)	“EBITDA” is calculated as net income plus income tax expense, interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. “Target EBITDA” is Adjusted EBITDA further adjusted as indicated below. EBITDA, Adjusted EBITDA and Target EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our Revolving Loan are tied to ratios based on this measure. During Q3 2009, Adjusted EBITDA as defined by our Revolving Loan was amended to exclude non-recurring gains. Accordingly, non-recurring gains are presented as adjustments to EBITDA. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Target EBITDA reflects certain adjustments taken into account by Griffon Corporation (“Griffon”) in connection with its acquisition of CHATT Holdings Inc. (“CHATT Inc.”) that are not taken into account in calculating Adjusted EBITDA. On July 19, 2010, CHATT Inc., the direct parent of ATT Holding Co., entered into a stock purchase agreement with Griffon and certain other parties pursuant to which Griffon agreed to acquire 100% of the issued and outstanding shares of common stock of CHATT Inc.

(b)	Consists of management fees paid to our private equity sponsor (Castle Harlan), non-cash (income) expense related to our postretirement plans and non-cash charges recorded in accordance with lease accounting standards due to the expensing of escalating rent on a straight-line basis.

(c)	Q3 2010 consists of trade name impairment charges. Q3 2009 consists of impairment charges for property, plant and equipment.

(d)	Consists of losses on the disposition of property, plant and equipment.

(e)	Q3 2010 consists primarily of an unrealized gain on a U.S. dollar bank account held by a Canadian subsidiary. Q3 2009 consists primarily of an unrealized gain on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.

(f)	Consists of expenses related to idle facilities in Frankfort, NY & Louisville, KY.

(g)	Consists of non-recurring expenses related to the pending acquisition of certain assets of the Westmix business in Australia and non-recurring expenses related to the pending sale of 100% of the issued and outstanding common stock of CHATT Inc. to Griffon.

(h)	Consists of prepaid insurance expense for discontinued products.

(i)	Consists of realized gains on foreign currency.

ATT Holding Co.
Reconciliation of Net Income to Adjusted EBITDA & Target EBITDA
(In thousands)
(Unaudited)

	Thirty-nine week	Thirty-nine week
	period ended	period ended
	July 3, 2010	June 27, 2009
Net income	$17,658	$1,175

Depreciation of property, plant and equipment	9,788	11,825
Amortization of intangible assets	909	911
Interest expense	20,112	22,420
Income tax expense	6,993	2,242

EBITDA (a)	55,460	38,573

Adjustments to EBITDA:
Equity sponsor fees and other expenses (b)	3,655	1,276
Impairment charges (c)	300	927
(Gain) loss on disposal of fixed assets (d)	(29)	901
Net unrealized losses (e)	1,282	7,151

Adjusted EBITDA (a)	60,668	48,828

Adjustments to Adjusted EBITDA:
Idle facility expenses (f)	1,668	1,135
Merger and acquisition related expenses (g)	1,301	—
Liability insurance for discontinued products (h)	477	477
Net realized gains (i)	(181)	(1,525)
Other	2	922

Target EBITDA (a)	$63,935	$49,837

(a)	“EBITDA” is calculated as net income plus income tax expense, interest expense, depreciation and amortization. “Adjusted EBITDA” is EBITDA adjusted as indicated below. “Target EBITDA” is Adjusted EBITDA further adjusted as indicated below. EBITDA, Adjusted EBITDA and Target EBITDA are not intended to represent cash flow from operations as defined by U.S. GAAP and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. EBITDA and Adjusted EBITDA are a basis upon which our management assesses financial performance and covenants in our Revolving Loan are tied to ratios based on this measure. During Q3 2009, Adjusted EBITDA as defined by our Revolving Loan was amended to exclude non-recurring gains. Accordingly, non-recurring gains are presented as adjustments to EBITDA. While EBITDA and Adjusted EBITDA are frequently used as a measure of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Target EBITDA reflects certain adjustments taken into account by Griffon Corporation (“Griffon”) in connection with its acquisition of CHATT Holdings Inc. (“CHATT Inc.”) that are not taken into account in calculating Adjusted EBITDA. On July 19, 2010, CHATT Inc., the direct parent of ATT Holding Co., entered into a stock purchase agreement with Griffon and certain other parties pursuant to which Griffon agreed to acquire 100% of the issued and outstanding shares of common stock of CHATT Inc.

(b)	Consists of management fees paid to our private equity sponsor (Castle Harlan), non-cash (income) expense related to our postretirement plans and non-cash charges recorded in accordance with lease accounting standards due to the expensing of escalating rent on a straight-line basis.

(c)	YTD 2010 consists of trade name impairment charges. YTD 2009 consists of impairment charges for property, plant and equipment.

(d)	Consists of (gains) losses on the disposition of property, plant and equipment.

(e)	YTD 2010 consists primarily of an unrealized loss related to a U.S. dollar bank account held by a Canadian subsidiary. YTD 2009 consists primarily of an unrealized loss on a U.S. dollar denominated intercompany note issued by a Canadian subsidiary.

(f)	Consists of expenses related to idle facilities in Frankfort, NY & Louisville, KY.

(g)	Consists of non-recurring expenses related to the pending acquisition of certain assets of the Westmix business in Australia and non-recurring expenses related to the pending sale of 100% of the issued and outstanding common stock of CHATT Inc. to Griffon.

(h)	Consists of prepaid insurance expense for discontinued products.

(i)	Consists of realized gains on foreign currency.